Exhibit 10a - Consent of Auditors

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-61146 of Lincoln Benefit Life Variable Annuity Account of Lincoln Benefit Life Company on Form N-4 of our report dated February 23, 2001 relating to the financial statements and the related financial statement schedule of the Lincoln Benefit Life Company, and our report dated March 16, 2001 relating to the financial statements of the Lincoln Benefit Life Variable Annuity Account, appearing in the Statement of Additional Information (which is incorporated by reference in the Prospectus of Lincoln Benefit Life Variable Annuity Account), which is part of such Registration Statement, and to the references to us under the heading "Experts" in such Prospectus and Statement of Additional Information.




/s/ Deloitte & Touche LLP
Chicago, Illinois
July 31, 2001